                                                                    EXHIBIT 99.1

                            WEBFINANCIAL CORPORATION

                  Instructions as to Use of Rights Certificates

                             -----------------------

            Consult the Information Agent, the Subscription  Agent, or your bank or broker if you have any questions.

                             -----------------------

            The following  instructions relate to a rights offering (the "Rights
Offering") by WebFinancial Corporation,  a Delaware corporation (the "Company"), to the  holders  of record  (collectively,  the  "Recordholders")  of its common stock,  par value $0.001 per share (the "Common  Stock").  Recordholders  at the close of  business  on  __________,  2003  (the  "Record  Date")  are  receiving non-transferable  subscription  rights  (the  "Rights")  to  subscribe  for  and purchase shares of the Common Stock (the "Underlying  Shares").  An aggregate of
__________  Underlying Shares will be offered by the Company's  Prospectus dated
_________, 2003 (the "Prospectus"). Each Recordholder will receive one Right for each share of Common  Stock  owned of record as of the close of  business on the
Record Date. The Rights will expire,  if not  exercised,  at 5:00 p.m., New York
City time, on ___________,  2003,  unless extended in the sole discretion of the
Company (as it may be extended,  the  "Expiration  Date").  After the Expiration
Date,  unexercised  Rights  will be null  and  void.  The  Company  will  not be obligated to honor any purported  exercise of Rights received by _______________
(the  "Subscription  Agent")  after  5:00  p.m.,  New  York  City  time,  on the
Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The
Company  may  extend  the  Expiration  Date from time to time by giving  oral or written  notice to the  Subscription  Agent on or before  the  Expiration  Date, followed by a press release no later than 9:00 a.m.,  New York City time, on the next business day after the  previously  scheduled  Expiration  Date. The Rights
will  be  evidenced  by   non-transferable   Rights  certificates  (the  "Rights
Certificates").

            The  number of Rights to which you are  entitled  is  printed on the face of your  Rights  Certificate.  Each  Right  allows  the  holder  thereof to subscribe for ___ shares of Common Stock (the "Basic Subscription Privilege") at
a Subscription Price of $_______ per share of Common Stock.

            In  addition,  each  holder  of Rights  who  exercises  their  Basic
Subscription   Privilege   in  full  will  be   eligible   to   subscribe   (the
"Over-Subscription  Privilege")  at the same  Subscription  Price for  shares of
Common Stock that are not purchased  pursuant to the exercise of Rights by other holders of Rights under the Basic Subscription  Privilege (the "Excess Shares"),
subject to  availability  and  pro-ration as described  below.  Shares of Common
Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that Underlying Shares are not subscribed for pursuant to the
Basic Subscription  Privilege.  If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription  Privilege,  the Company will allocate the remaining Excess Shares pro rata, after  eliminating all fractional shares,  among  those  Rights  holders  who  exercised  their  Over-Subscription
Privileges.  "Pro rata" means in proportion  to the number of Underlying  Shares that each holder of Rights has purchased by exercising their Basic  Subscription

Privileges. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights  receives an allocation of a greater  number of Excess Shares than they  subscribed  for under  their  Over-Subscription  Privilege,  then the
Company  will  allocate to them only the number of Excess  Shares for which they subscribed.  The Company will  allocate the  remaining  Excess  Shares among all other holders exercising their Over-Subscription  Privileges.  Such reallocation will be repeated  until all Excess Shares have been allocated to the full extent
of  the   Over-Subscription   Privilege.   See  "The   Offering--   Subscription
Rights--Over  Subscription  Privilege" in the Prospectus.  Also, pursuant to the terms of the Company's  charter, a holder will not be allowed to subscribe for a number of shares that would  increase such  holder's  ownership of the Company's shares of common stock to 4.9% or above of the Company's then outstanding shares of common stock, unless such holder already owned at least 5.0% of the Company's outstanding common stock on the date such restriction became effective.

            You should  indicate your wishes with regard to the exercise of your
Rights by completing the  appropriate  portions of your Rights  Certificate  and returning the  certificate to the  Subscription  Agent in the envelope  provided pursuant to the procedures described in the Prospectus.

            YOUR RIGHTS  CERTIFICATES,  OR NOTICE OF  GUARANTEED  DELIVERY,  AND
SUBSCRIPTION  PRICE PAYMENT,  INCLUDING FINAL  CLEARANCE OF ANY CHECKS,  MUST BE
RECEIVED BY THE  SUBSCRIPTION  AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON THE  EXPIRATION  DATE.  ONCE A HOLDER OF RIGHTS HAS  EXERCISED A RIGHT,  SUCH
EXERCISE MAY NOT BE REVOKED.  RIGHTS NOT EXERCISED  PRIOR TO THE EXPIRATION DATE
OF THE RIGHTS OFFERING WILL EXPIRE.

            1. Method of Subscription--Exercise of Rights.
               ------------------------------------------

            To exercise your Rights,  complete your Rights  Certificate and send the properly  completed and executed Rights  Certificate  evidencing such Rights with any  signatures  required to be  guaranteed  so  guaranteed,  together with payment in full of the  Subscription  Price for each Underlying Share subscribed for  pursuant  to the Basic  Subscription  Privilege  and the  Over-Subscription
Privilege,  to the  Subscription  Agent on or prior to 5:00 p.m.,  New York City time on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made  in U.S.  dollars  for  the  full  number  of  Underlying  Shares  being subscribed for:

            (a) by uncertified  personal  check,  payable to  ______________  as
      Subscription Agent for the Company,

            (b) by certified  check or bank check drawn on a U.S.  bank or money order, payable to _________________ as Subscription Agent for the Company,
      or

            (c) by wire transfer of immediately  available funds directed to the account maintained by the Subscription Agent (the "Subscription  Account")
      at:

                                    _______________________
                                    ABA #__________________
                                    Account # _____________
                                    Account Name: _____________

Any wire transfer should clearly  indicate the identity of the subscriber who is paying the Subscription  Price by the wire transfer.  Payments will be deemed to have been received by the Subscription Agent only upon:

            (a) receipt and clearance of any uncertified check;

            (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any money order; or

            (c)  receipt  of  collected  funds  in  the   Subscription   Account
      designated above.

            If paying by check, bank draft or money order, please reference your
Subscription Rights Certificate number on your check, bank draft or money order.
If paying  by  uncertified  personal  check,  please  note  that  funds  paid by uncertified  personal  check  may take at least  five  business  days to  clear.
Accordingly,  holders of Rights who wish to pay the Subscription  Price by means of an  uncertified  personal  check are urged to make  payment  sufficiently  in advance of the  Expiration  Date to ensure  that such  payment is  received  and clears by the Expiration  Date, and are urged to consider  payment by means of a certified or bank check,  money order or wire transfer of immediately  available funds.

            The Rights Certificate and payment of the Subscription Price, or, if applicable,  Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                  By mail, by hand or by overnight courier to:

                            ________________________
                            ________________________
                            ________________________
              Telephone Number for Confirmation: _________________

            DELIVERY  TO ANY  ADDRESS OR BY A METHOD  OTHER THAN THOSE SET FORTH
ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

            The  address  and  telephone  number  of the  Information  Agent for inquiries, information or requests for additional documentation are as follows:

                            ________________________
                            ________________________
                            ________________________
                            ________________________

            By making  arrangements with your bank or broker for the delivery of funds on your behalf you may also  request  such bank or broker to exercise  the
Rights  Certificate  on your  behalf.  Alternatively,  you may  cause a  written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed
Delivery"), from a member firm of a registered national securities exchange or a member of the  National  Association  of  Securities  Dealers,  Inc.,  or from a commercial bank or trust company having an office or correspondent in the United
States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee  medallion program,  pursuant to Rule 17Ad-15 of the  Securities  Exchange Act of 1934, as amended  (each,  an
"Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription
Price.  Such Notice of Guaranteed  Delivery must state your name,  the number of
Rights  represented  by the  Rights  Certificate(s)  held by you,  the number of
Underlying  Shares  being  subscribed  for  pursuant  to the Basic  Subscription
Privilege and the number of Underlying  Shares,  if any,  being  subscribed  for pursuant to the  Over-Subscription  Privilege,  and that you will  guarantee the delivery to the Subscription Agent of any properly completed and executed Rights
Certificate(s)  evidencing  such Rights within three (3) business days following the date of the Notice of Guaranteed  Delivery.  If this  procedure is followed, the  properly  completed  Rights  Certificate(s)  evidencing  the  Rights  being exercised, with any signatures required to be guaranteed so guaranteed,  must be received by the Subscription  Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may
be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription  Agent by facsimile transmission  (Facsimile No.  _____________).  Additional copies of the  Notice  of  Guaranteed  Delivery  may be  obtained  upon  request  from the
Information Agent at the address,  or by calling the telephone number, set forth above.

            Banks,  brokers and other nominee holders of Rights who exercise the
Basic Subscription  Privilege and the  Over-Subscription  Privilege on behalf of beneficial  owners of Rights  will be  required  to certify to the  Subscription
Agent and the Company, in connection with the exercise of the  Over-Subscription
Privilege, as to the aggregate number of Rights that have been exercised and the number of  Underlying  Shares  that are being  subscribed  for  pursuant  to the
Over-Subscription  Privilege, by each beneficial owner of Rights (including such nominee  itself) on whose behalf such nominee  holder is acting.  If more Excess
Shares are subscribed for pursuant to the  Over-Subscription  Privilege than are available for sale,  the Excess Shares will be  allocated,  as described  above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

            If the aggregate  Subscription  Price paid by you is insufficient to purchase  the number of  Underlying  Shares  subscribed  for, or if no number of
Underlying Shares to be purchased is specified,  then you will be deemed to have exercised the Basic Subscription  Privilege to purchase Underlying Shares to the full extent of the payment tendered.

            If the aggregate  Subscription  Price paid by you exceeds the amount necessary  to  purchase  the  number  of  Underlying  Shares  for which you have indicated  an  intention  to  subscribe  (such  excess  being the  "Subscription
Excess"),  then you  will be  deemed  to have  exercised  the  Over-Subscription
Privilege to the full extent of the excess payment tendered, to purchase, to the extent  available,  that  number of whole  shares of Common  Stock  equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.
Any  remaining  amount  shall be  returned to you by mail,  without  interest or deduction,  as soon as  practicable  after  the  Expiration  Date and  after all pro-rations  and  adjustments  contemplated  by the terms of the Rights Offering have been effected.

            The  Company  will not issue any  fractional  Underlying  Shares (or distribute cash in lieu thereof). If the number of Rights exercised by you would result in your receiving a fractional  Underlying Share, the aggregate number of
Underlying Shares to be issued will be rounded down to the nearest whole number.

            2. Issuance of Common Stock.
               -------------------------

            The  following  deliveries  and payments will be made to the address your Rights Certificate was delivered to, unless you provide instructions to the contrary in your Rights Certificate.

            (a) Basic Subscription  Privilege.  As soon as practicable after the
      Expiration Date and the valid exercise of Rights,  the Subscription  Agent will  mail to each  exercising  Rights  holder  certificates  representing shares of  Common  Stock  purchased  pursuant  to the  Basic  Subscription
      Privilege.  See  "The  Offering--Issuance  of Stock  Certificates"  in the
      Prospectus.

            (b)  Over-Subscription  Privilege.  As soon as practicable after the
      Expiration Date and after all pro-rations and adjustments  contemplated by the terms of the Rights  Offering  have been  effected,  the  Subscription
      Agent  will  mail  to  each  Rights  holder  who  validly   exercises  the
      Over-Subscription Privilege certificates representing the number of shares of Common Stock,  if any,  allocated to such Rights holder pursuant to the
      Over-Subscription     Privilege.    See    "The     Offering--Subscription
      Rights--Over-Subscription Privilege" in the Prospectus.

            (c)  Excess  Cash  Payments.   As  soon  as  practicable  after  the
      Expiration Date and after all pro-rations and adjustments  contemplated by the terms of the Rights  Offering  have been  effected,  the  Subscription
      Agent will mail to each Rights holder who has  exercised,  or is deemed to have exercised, the Over-Subscription Privilege any excess amount, without interest or deduction,  received in payment of the Subscription  Price for
      Excess  Shares  that are  subscribed  for by such  Rights  holder  but not
      allocated  to  such  Rights  holder  pursuant  to  the   Over-Subscription
      Privilege.

            3. Sale or Transfer of Rights.
               --------------------------

            The Rights are not  transferable in any way, except to affiliates of the  recipient  and except by operation  of law.  Evidence  satisfactory  to the
Company  that any such  permitted  transfer is proper must be  delivered  to the
Company prior to the Expiration Date by one of the methods described below:

                  By mail, by hand or by overnight courier to:

                             _______________________
                             _______________________
                             _______________________

            4. Execution.
               ----------

            (a)  Execution by  Registered  Holder.  The  signature on the Rights
      Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or  change  whatsoever.  Persons  who sign  the  Rights  Certificate  in a representative  or other  fiduciary  capacity must indicate their capacity when signing and, unless waived by the Subscription  Agent in its sole and absolute  discretion,  must present to the Subscription Agent satisfactory evidence of their authority to so act.

            (b) Execution by Person Other than Registered  Holder. If the Rights
      Certificate  is  executed by a person  other than the holder  named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights  Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

            (c) Signature  Guarantees.  Your  signature must be guaranteed by an
      Eligible   Institution  if  you  specify   special   payment  or  delivery
      instructions.

            5. Method of Delivery.
               ------------------

            The method of  delivery  of Rights  Certificates  and payment of the
Subscription Price to the Subscription Agent will be at the election and risk of the  Rights  holder,  but,  if  sent  by  mail,  it  is  recommended  that  such certificates and payments be sent by registered  mail,  properly  insured,  with return  receipt  requested,  and that a sufficient  number of days be allowed to ensure delivery to the Subscription  Agent and the clearance of payment prior to
5:00 p.m.,  New York City time,  on the  Expiration  Date.  Because  uncertified personal checks may take at least five business days to clear,  you are strongly urged to pay, or arrange for payment,  by means of certified or cashier's check, money order or wire transfer of funds.

            6. Special Provisions Relating to the Delivery of Rights Through the
               -----------------------------------------------------------------
Depository Trust Company.
-------------------------

            In the case of Rights that are held of record through the Depository
Trust  Company  (the  "Book-Entry  Transfer  Facility"),  exercises of the Basic
Subscription  Privilege and the  Over-Subscription  Privilege may be effected by instructing  the  Book-Entry  Transfer  Facility  to  transfer  Rights  from the
Book-Entry  Transfer Facility account of such holder to the Book-Entry  Transfer
Facility account of the Subscription  Agent,  together with  certification as to the aggregate  number of Rights  exercised  and the number of Underlying  Shares thereby  subscribed  for pursuant to the Basic  Subscription  Privilege  and the
Over-Subscription  Privilege by each beneficial  owner of Rights on whose behalf such nominee is acting,  and payment of the Subscription Price for each share of
Common Stock subscribed for pursuant to the Basic Subscription Privilege and the
Over-Subscription Privilege.

            7. Substitute Form W-9.
               -------------------

            Each Rights holder who elects to exercise  Rights should provide the
Subscription  Agent  with a  correct  Taxpayer  Identification  Number  (TIN) on
Substitute   Form  W-9.   See   "Guidelines   for   Certification   of  Taxpayer
Identification   Number  on  Substitute   Form  W-9."  Failure  to  provide  the
information  on the form may subject  such  holder to a $50.00  penalty for each such failure and to 30% federal income tax withholding with respect to dividends that may be paid by the  Company on shares of Common  Stock  purchased  upon the exercise of Rights (for those holders exercising Rights).